Exhibit (p) (iii) under Form N-1A
                                    Exhibit (99) under Item 601/Reg. S-K










                                  2001




                   CODE OF ETHICS FOR ACCESS PERSONS


[PG NUMBER]


2

                           Table of Contents


Section                                                 Page


CODE OF ETHICS

    I.     Fiduciary Duty                                 2

    II.     Reporting                                     2
      Initial Reporting Requirements                      2
      Quarterly Reporting Requirements                    3
      Annual Reporting Requirements                       3
      Exemption for Disinterested Directors               4

   III.   Pre-clearance Requirement                       4

   IV.   Exempt Transactions                              5

   V.    Prohibitions and Restrictions                    5

   VI.   Prohibition on Giving / Receiving Gifts          8

   VII.  Sanctions                                        9

   VIII. Definitions                                     10


Addendum

   Access Persons Procedures                             12
      Process                                            12
      Preclearing Foreign Securities                     12
   Personal Transaction Notification                     14

   Compliance Department Procedures                      15
      Preclearance                                       15
      Initial Reporting Process                          15
      Quarterly Reporting Process                        16
      Annual Reporting Process                           16
      Reporting to the Board of Directors                17
      Record keeping Requirements                        17

16

          CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule 17j-1 under the Investment Company Act of 1940, this Code of Ethics has been adopted on behalf of the Adviser, the Underwriters, and each investment company that is served by the Board of Directors of the Federated Funds.

I.    Fiduciary Duty

a)    Each Access Person must:

i)    place the Funds' interests ahead of their personal interests;
ii)   avoid  conflicts  of interest and the  appearance  of any conflict with the Funds; and
iii)  conduct their personal  transactions  in a manner,  which does not interfere with Fund portfolio transactions or otherwise take unfair or inappropriate advantage of their relationship to the Fund.

            For example, the failure to recommend or purchase a Covered Security for the Fund may be considered a violation of this Code.

b)    Every  Access  Person  must  adhere  to  these  general  fiduciary principles, and comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures may not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty.


II.     Reporting Requirements

      Every Access Person is required to submit reports of all accounts and any transactions in Covered Securities as indicated below.

      Covered   Securities   transactions  of  Access  Persons  will  be
      reviewed for compliance with the provisions of this Code. A violation may result from either a single transaction or multiple transactions if the Compliance Department determines that the provisions of this Code have been violated.

            Initial Reporting Requirements

a)    Within  10  calendar  days of  commencement  of  employment  as an
            Access   Person,   the  Access   Person  will   provide  the
            Compliance Department a list including:

i.    the  full  name,  description,  number  of  shares  and  principal amount, of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

ii.   the name and address of any broker,  dealer or bank maintaining an account in which any Securities are held.

b)    The Compliance  Department will direct the broker,  dealer or bank maintaining each account to provide duplicate confirmations of all transactions and account statements directly to the attention of the Chief Compliance Officer, in a timely fashion. Each Access Person must assure that such information is received.

            Quarterly Reporting Requirements

c)    Not later  than 10  calendar  days  after the end of the  calendar quarter, every Access Person must review the information received by the Compliance Department relating to the personal transactions in any Covered Security (other than those personal transactions in Securities exempted under
            Section IV. of this Code).

d)    Each  Access  Person  must   complete  the   quarterly   reporting
            requirements using TradeComply to:

i.)   confirm  that  all  Covered  Security   transactions   during  the
                  previous calendar quarter in all personal and household member accounts have been reported,
ii.)  confirm  that all open  account  information,  including  names of brokers, banks and dealers, addresses and account numbers have been reported,
iii.) notify the Compliance  Department of any new accounts  established with brokers, banks or dealers during the quarter and the date the account was established,
iv.)  resolve any discrepancies with the Compliance Department, and
v.)   record an electronic signature on TradeComply.

            Annual Reporting Requirements

e)    On an annual  basis and  within 10  calendar  days of a request of the Compliance Department, every Access Person is required to (1) certify that he or she has read the Code, and (2) acknowledge their understanding of and compliance with the Code, its requirements and Associated Procedures. At the same time, the Access Person must review a current list of securities held in the Access Person's account(s) as reported to the Compliance Department and:

i.)   review  for  accuracy  all  securities  held in all  personal  and household  member  accounts,  including the
                  title,   number  of  shares  and  principal
                  amount of each  Covered  Security  in which
                  the   Access   Person  had  any  direct  or
                  indirect beneficial ownership;
ii.)  review for accuracy all open account information,  including names of brokers, banks and dealers, addresses and account numbers;
iii.) resolve any discrepancies with the Compliance Department;
iv.)  record an electronic signature on TradeComply.

            Exemption for Disinterested Directors

f)    A  Disinterested  Director is exempt from the  "initial  reporting requirements" and "annual reporting requirements". A Disinterested Director shall be exempt from the "quarterly reporting requirements" so long as, at the time of the personal transaction in the Covered Security, the Disinterested Director neither knew nor should have known that the Covered Security was purchased or sold by the Fund, or considered for purchase or sale.


III. Pre-Clearance Requirement

a)    Access  Persons must preclear  every purchase or sale of a Covered
            Security  in  which  the  Access  Person  has  a  beneficial interest (including transactions in pension or profit-sharing plans), in accordance with the Associated Procedures governing pre-clearance.

i.)   Domestic securities must be precleared using TradeComply.
ii.)  Foreign  securities must be precleared using  TradeComply,  and if approved, must also be precleared by the Head Trader or Senior Vice President in the Federated Global New York office, by submitting a completed "Personal Transaction Notification" form (see addendum) to the Head Trader or Senior Vice President in the Federated Global New York office.
iii.) Access  Persons  without  access to  TradeComply  must contact the
                  Compliance Department for Forms to be used when submitting preclearance requests.

b)    Duration.  Preclearance  Approval  remains in effect until the end of the following business day.

c)    Pre-clearance does not protect wrongdoing.  Preclearance  approval and the receipt of express prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

      d) Options.   When  trading   options,   the  Access  Person  must
            preclear the underlying security before entering into the option contract.

      e) Pre-clearance requirements do not apply to:

i.)   Non-volitional purchases or sales.
ii.)  Dividend  reinvestment  plan; or automatic  payroll deduction plan purchases  that are  either (a) made  solely  with the
                  dividend   proceeds,   or  (b)   whereby  an  employee
                  purchases securities issued by an employer.
iii.) Exercise  of  rights  to  purchase  and any  sales of such  rights issued  by an  issuer  pro  rata to all  holders  of a
                  class of its  Covered  Securities,  to the extent such
                  rights were acquired from such issuer.
iv.)  Purchases  and sales of an Index  Security  as  determined  by the
                  Compliance Department.
v.)   Gifts or charitable donations of a Covered Security.
vi.)  Purchases  and sales of Covered  Securities  executed  by a person deemed to be an Access  Person solely by reason of his
                  position as an Officer  and/or  Director or Trustee of
                  the  Fund.  This  exemption  does  not  apply to those
                  persons  who  are  Officers  and/or  Directors  of  an
                  Underwriter or Adviser.
vii.) Purchases   and  sales  of  Covered   Securities   executed  by  a
                  Disinterested Director.





IV.  Exempt Transactions

      a) Purchases or sales of the following  Securities are not subject
            to  the   Preclearance  or  Prohibitions   and  Restrictions
            sections of this Code:
i.)   direct  obligations  of the Government of the United States and U.
                  S. Government Agencies.
ii.)  bankers' acceptances;
iii.) bank certificates of deposit;
iv.)  commercial paper;
v.)   high quality  short-term debt  instruments,  including  repurchase agreements; and
vi.)  shares of registered open-end investment companies.

      b) Discretionary Accounts over which the Access Person has no direct or indirect influence or control are not subject to preclearance requirements or blackout periods, but retain the prohibition on IPOs specified in this Code and are subject to all reporting requirements.


V.  Prohibitions and Restrictions

      a) IPOs are Prohibited
            Access Persons may not acquire any Security in an initial public offering ("IPO"); with the exception that IPOs relating to securities of the employer of a spouse, when offered to all employees at the spouse's level, or the demutualization of insurance companies, banks or savings and loans are allowed.

b)    Private Placements Require Prior Compliance Approval
            Access Persons may acquire a Security in a private placement or other limited offering, only if they request and receive the express prior approval of the Compliance Department.

            If an Investment Person receives prior approval and acquires a Security in a private placement, the Investment Person must disclose this investment to the Chief Investment Officer (or his designee) before the Investment Person may participate in any subsequent consideration of any potential investment by the Fund in the issuer of that Security.

            Following a purchase by an Investment Person in an approved personal transaction, any purchase by the Fund of Securities issued by the same company (other than secondary market purchases of publicly traded Securities) will be
            subject  to  an   independent   review  by  the   Compliance
            Department.

c)    Recommendation to Buy or Sell / Restricted List

            Research analysts covering, recommending or trading a Security in a model portfolio may not execute a personal transaction in that Covered Security within seven (7) days before or after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list" or
            the  model   portfolio   trade  occurs.   This   provision
            supersedes both the de minimis rule provided below and any prior preclearance.

            Other Investment Personnel not involved in recommending a security may not execute a personal transaction in a Covered Security within seven (7) calendar days after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list." This provision supersedes both the de minimis rule provided below and any prior preclearance.

            Other Access Persons are restricted from executing a personal transaction in any Covered Security for 24 hours after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list", subject to the de minimis rule, provided below, and prior preclearance.

d)    Fund Trades

            Portfolio managers of a Fund and research analysts covering or recommending a Covered Security are prohibited from purchasing or selling that Security within seven (7) days before or after the Fund purchases or sells that Security. This provision supersedes both the de minimis rule provided below and any prior preclearance.

            Investment Personnel not involved in recommending a security or ordering a trade in that security may not purchase  or  sell  a  Covered  Security  within  seven  (7)
            calendar days after the Fund purchases or sells the same Covered Security, subject to the de minimis rule provided below, and prior preclearance.

            Access Persons are restricted from executing a personal transaction in any Covered Security at any time during which the Fund has a pending "buy" or "sell" order for that Covered Security, until the Fund's orders are either executed or withdrawn, subject to the de minimis rule, provided below and prior preclearance.


e)    Prior Knowledge

            No Access Person may execute a personal transaction, directly or indirectly, in any Covered Security, and neither the de minimis rule provided below nor any prior preclearance will apply, when he or she knows, or should have known, that the Covered Security:

i.)   is being considered for purchase or sale by the Fund; or
ii.)  is being purchased or sold by the Fund.

      f) De Minimis Exceptions

            Unless otherwise specified, de minimis rules will apply, whereby:

i.)   blackout  periods  do not  apply  for a  personal  transaction  of
                  $10,000 or less in any large cap security  (defined as
                  ---------------
                  companies with market capitalization equaling or exceeding $10 billion), and
                            -----------

ii.)  fund  transactions of $100,000 or less in a security  already held
                            --------         ---------------------------
                  in the Fund portfolio will be excluded from "Fund trades" for purposes of prompting a blackout period.

iii.) These de minimis provisions do not apply to specified  investment
      ------------------------------------------------------------------
                  personnel,  as provided  in  Sections  V(c) and V(d),
                  ------------------------------------------------------
                  above.
                  -----

iv.)  De Minimis rules do not protect  wrongdoing.  Any purchase or sale by any Access Person undertaken in reliance on this provision remain subject to the prohibitions enumerated in this Code and the judgment of the Compliance Department, notwithstanding any other provisions of this Code.

g)    Serving on Boards of Directors

            All Investment Personnel are prohibited from serving on the boards of directors of any issuer of a Covered Security, absent express prior authorization from the Compliance Department. Authorization to serve on the board of such a company may be granted in instances where the Compliance Department determines that such board service would be consistent with the interests of the Investment Company and its shareholders. If prior approval to serve as a director of a company is granted, Investment Personnel have an affirmative duty to recuse themselves from participating in any deliberations by the Fund regarding possible investments in the securities issued by the company on whose board the Investment Personnel sit. (This shall not limit or restrict service on the Board of Federated Investors, Inc.)


h)    Every  Access  Person  is  prohibited,   in  connection  with  the
            purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by the Fund from:

i.)   employing any device, scheme or artifice to defraud the Fund;
ii.)  making any  untrue  statement  of a  material  fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
iii.) engaging in any act,  practice or course of business that operates or would operate as a fraud or deceit on the Fund; or iv.) engaging in any manipulative practice with respect to the Fund.

                     Examples: Causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

i)    Notwithstanding  the  other  restrictions  of this  Code to  which
            Disinterested  Directors  are  subject,   subparagraphs  (a)
            through (d) of this Section V shall not apply to Disinterested Directors.


VI.   Prohibition on Giving / Receiving Gifts

     Every Access Person is prohibited from giving or receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year to or from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less. This prohibition shall not apply to:

a)    salaries,  wages,  fees or other  compensation  paid,  or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

b)    meals,  refreshments or  entertainment  of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

c)    advertising  or  promotional  material of nominal  value,  such as pens, pencils, note pads, key chains, calendars and similar items;

d)    the acceptance of gifts, meals, refreshments,  or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

e)    the  acceptance  of awards,  from an employer to an employee,  for recognition of service and accomplishment.
VII.  Sanctions

a)    The Compliance  Department will review personal  trading  activity
            and  trading  records  to  identify   possible   violations,
            including:
i.)   delay in reporting individual investments or investment accounts
ii.) failure to report individual investments or investment accounts iii.) filing false or incomplete reports
iv.)  failure to preclear individual trades
v.)   executing trades that violate provisions of this Code
vi.)  failure to comply with the receipt of gifts provision

            Violations noted will be identified as being technical, substantive or material.

b)    Upon  determining  that a violation of this Code or its Associated
            Procedures has occurred, the Compliance Department may take such actions or impose such sanctions, if any, as it deems appropriate, including, but not limited to:
i)    a letter of censure;
ii)   suspension;
iii)  a fine, either nominal or substantial;
iv)   the unwinding of trades;
v)    the disgorging of profits; or
vi)   the  recommendation   that  the  employment  of  the  violator  be
                  terminated.

c)    Sanctions  listed  above  may  be  assessed   individually  or  in
            combination. Prior violations of the Access Person and the degree of responsibility exercised by the Access Person will be taken into consideration in the assessment of sanctions.

            (In  instances   where  a  member  of  the  Access  Person's
            household commits the violation, any sanction will be imposed on the Access Person.)

d)    Violations of Investment  Personnel and proposed sanctions will be reported to the responsible Chief Investment Officer and/or Manager. Violations of other Access Persons and the proposed sanction will be reported to the General Counsel and Director of Audit of Federated Investors, Inc.

e)    All   substantive  or  material   violations  of  this  Code,  any
            sanctions imposed with respect thereto, any patterns or trends noted and any difficulties in administration of the Code shall be reported to Senior Management and to the Board of Directors of the Fund, or its Audit Committee, at least annually.

VIII.    Definitions

a)    The  "1940  Act"  means the  Investment  Company  Act of 1940,  as amended.

b)    "Access  Person" means any person who  participates  in or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund. It includes a director, trustee, officer, managing general partner, general partner, or Advisory Person of a Fund, of the Underwriter, and of the Adviser and all family members permanently residing in the same household. (If non-family members also reside in the household, the Access Person must either declare that the Access Person has no influence on the investment decisions of the other party or the Access Person must report the party as an Access Person.).

c)    "Adviser"  means  any  registered  investment  adviser  that is an affiliate or subsidiary of Federated Investors, Inc.

d)    "Advisory  Person" means (i) any employee of the  Underwriter,  of the Adviser or of any company in a control relationship to the Underwriter (which would include any operating company that is an affiliate or a subsidiary of Federated Investors, Inc.), who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security.

e)    "Associated  Procedures"  means those policies,  procedures and/or statements that have been adopted by the Underwriter, the Adviser or the Fund, and which are designed to supplement this Code and its provisions.

f)    "Beneficial  Ownership"  will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership. Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16a-1(a)(2) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires.

g)    "Control"  shall  have  the  same  meaning  as that  set  forth in
            Section 2(a)(9) of the 1940 Act.

h)    "Covered  Security"  shall include any Security,  or interest in a
            Security, not expressly excluded by provisions of this Code of Ethics, including without limitation: equity and debt securities; derivative securities, including options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; investments in unit investment trusts; and any related instruments and securities. For purposes of reporting, "Covered Security" shall include futures, swaps and other derivative contracts.

            "Covered Security" shall not include: direct obligations of the Government of the United States or U. S. Government Agencies (regardless of their maturities); bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

i)    "Disinterested  Director" means a director,  trustee,  or managing general partner of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

j)    "Fund" means each  investment  company  registered  under the 1940
            Act (and any series or portfolios of such company) and any other account advised by an Adviser.

k)    "Initial   Public   Offering"  means  an  offering  of  securities
            registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

l)    "Investment    Person"   or   "Investment    Personnel"   include:
            individuals with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and chief investment officers) and individuals who provide information and advice to such portfolio managers (such as securities analysts); and those who assist in executing investment decisions for the Fund (such as traders) and their related staff members.

m)    "Private  Placement" or "limited  offering" means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

n)    "Purchase  or Sale of a Covered  Security"  includes,  inter alia, the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

o)    "Security"  has the meaning  set forth in Section  2(a)(36) of the
            1940 Act.

p)    "Underwriter"  means  any  registered  broker-dealer  that  is  an affiliate or subsidiary of Federated Investors, Inc.




                                Addendum

                             ACCESS PERSONS
                               PROCEDURES

Process

Preclearance Approval Using TradeComply
a)    An Access  Person  (defined  to include  all members of the Access
            Person's household) who wishes to effect a personal securities transaction, whether a purchase, sale, or other disposition, must preclear the Covered Security in TradeComply prior to engaging in the transaction. [Because TradeComply does not include securities being contemplated for purchase by the Federated Global Management portfolio managers, Access Persons executing transactions in foreign securities must complete additional preclearance steps. See "Preclearing Foreign Securities".]

b)    When  trading  options,   the  Access  Person  must  preclear  the
            underlying   security   before   entering  into  the  option
            contract.

c)    Based on established criteria,  TradeComply determines whether the contemplated transaction should be permitted. The primary criteria applied is whether the Covered Security is on the Federated Equity Restricted List or Open Order lists, or whether the Covered Security was traded by any of the Federated advised funds (fund trade information is updated nightly in TradeComply).

d)    Approval is either granted or denied immediately in TradeComply.

e)    If approval is denied,  the contemplated  personal  transaction in that Covered Security is prohibited until prior approval is subsequently granted upon request in TradeComply.

f)    If approval is  granted,  the Access  Person is free to effect the personal transaction in that Covered Security until the end of the next trading day only. In this regard, open orders extending beyond the next trading day (good till cancel) must be resubmitted for approval in TradeComply to comply with the Code.

g)    All  trade  requests  and their  dispositions  are  maintained  in
            TradeComply and reviewed by the Compliance Department in conjunction with other information provided by Access Persons in accordance with the Code.

h)    The  Compliance  Department  reviews all  exceptions  generated by
            TradeComply after fund trades and personal trades have been compared and determines the appropriate action to be taken to resolve each exception.

Preclearing Foreign Securities
a)    All  access  persons  wishing  to  execute a  personal  trade in a foreign security must first preclear the security in TradeComply. TradeComply will approve or deny the preclearance request based on its knowledge of any fund activity in the security as well as the access person's trading restrictions as defined by their assigned compliance group. If the preclearance request in TradeComply is denied, then the personal trade may not be executed. If, however, the preclearance request in TradeComply is approved, then the access person must obtain a second preclearance approval from the Federated Global trading desk prior to executing the personal trade.

b)    The Head  Trader or Senior Vice  President  in the New York office will be responsible for granting or denying approval to the second preclearance request. If approval is granted, then the access person may execute the personal trade. If, however, approval is denied then the personal trade may not be executed (notwithstanding the first approval granted in TradeComply.)

c)    If  approval  is  granted,  the  following  "Personal  Transaction
            Notification" form must be completed so that the Head Trader can maintain a record of all preclearance requests.

d)    The  Head  Trader  sends a copy of any  completed  forms,  whether
            approval   was   granted  or  denied,   to  the   Compliance
            Department.

      If extraordinary circumstances exist, an appeal may be directed to the Chief Compliance Officer , Brian Bouda at (412) 288-8634. Appeals are solely within the discretion of the Chief Compliance Officer.






                                Addendum

                   PERSONAL TRANSACTION NOTIFICATION


I,                                          intend  to  buy/sell  shares
of
                                      for  my  personal  account  or  an
account
for  which  I  have   discretion.   I  am  aware  of  no  conflict  this
transaction may pose with any mutual fund managed by Federated Investors or Federated Global Research.


                                Signed by:
                                          ------------------------------

                                Date:
                                          ------------------------------

                                Acknowledged by:
                                                                        ------
                                (Head Trader or Sr. VP)



                         COMPLIANCE DEPARTMENT
                               PROCEDURES

Preclearance

Preclearance approval and a statement that the Access Person was not aware of any consideration by research analysts or fund portfolio managers of a security for a fund trade or an actual anticipated transaction, shall be conclusive for purposes of reviewing a personal transaction, unless additional facts or a preponderance of circumstances suggest otherwise. This conclusive presumption does not apply to research analysts covering or recommending a Covered Security involved in a fund trade or portfolio managers of a fund making a trade in that security.

Initial Reporting Process

1. A member of the Compliance Department meets with each new Access Person and reviews the Code of Ethics, the Insider Trading Policy and the procedures for preclearing personal securities transactions through TradeComply.

2. The Access Person is required to complete the "Certification and Acknowledgment Form" to acknowledge his/her understanding of the Code of Ethics and return it to the designated Compliance Assistant within ten (10) calendar days.

3. In addition, the Access Person is required to complete the "Personal Security Portfolio Form" which includes the following information:

a)    the full name, description,  number of shares and principal amount of each  Covered  Security  in which  the  Access
            Person  had any  direct  or  indirect  beneficial
            ownership   when  the  person  became  an  Access
            Person; and

b)    the name and address of any broker,  dealer or bank maintaining an account in which any Securities are held.

4. A separate form must be completed for the Access Person and all household members as defined in Section VIII(b) of the Code. The signed form(s) must be returned to the Compliance Department within ten (10) calendar days.

5. A member of the Compliance Department inputs current portfolio holdings information into TradeComply as "initial" holdings.

6. The Compliance Department notifies each broker, dealer or bank that duplicate confirmations and statements for the Access Person and household members, if applicable, must be sent to Brian P. Bouda, Chief Compliance Officer, effective immediately.










Quarterly Reporting Process

1. On the first business day after each calendar quarter end, the Compliance Assistant sends an e-mail to each Access Person giving step-by-step instructions on how to complete the quarterly reporting requirements using TradeComply.

2. Within ten (10) calendar days of the quarter end, the Access Person is required to:

a)    review for accuracy  all Covered  Security  transactions  recorded during the previous calendar quarter in all personal and household member accounts;

b)    review all open account  information,  including names of brokers, banks and dealers, addresses and account numbers;

c)    notify the Compliance  Department of any new accounts  established with brokers, banks or dealers during the quarter and the date the account was established;

d)    resolve any discrepancies with the Compliance Department;

e)    record an electronic signature on TradeComply.

3.    Lisa  Ling,   Compliance   Officer,   reviews   Covered   Security
      transactions executed by any Access Person during the calendar quarter periodically throughout the quarter using the Compliance Monitor function in TradeComply.

4. The Compliance Department issues memos to each Access Person if any transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

5. Based on the activity and the responses to the memos, the Compliance Department may impose any of the sanctions identified in Section VII.


Annual Reporting Process

1. At least annually, the Compliance Department requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2. This re-certification is required to be completed within ten (10) calendar days of the request. The Compliance Department monitors compliance with this requirement through the electronic signatures on TradeComply.

3.    At the same time, the Compliance  Department  provides each Access
      Person with a current list of securities held in the Access Person's account(s) on TradeComply.

4. Within ten (10) calendar days of the request, the Access Person is required to:

a)    review  for  accuracy  all  securities  held in all  personal  and household member accounts, including the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b)    review all open account  information,  including names of brokers, banks and dealers, addresses and account numbers;

c)    resolve any discrepancies with the Compliance Department;

d)    record an electronic signature on TradeComply.

Reporting to the Board of Directors

1. Each quarter, the Compliance Department will provide reports of any substantive or material violations of the Code to the Board of Directors Audit Committee. The Compliance Department will also report any difficulties in administration of the Code and any trends or patterns of personal securities trading which are deemed by the Compliance Department to be violations of the Code.

2.    The Compliance  Department provides the Board with the name of the
      Access  Person;  the  type  of  violation;   the  details  of  the
      transaction(s); and the types of sanctions imposed, if any.

Record keeping Requirements
The Compliance Department maintains the following books and records in TradeComply for a period no less than six (6) calendar years:

a)    a copy of the Code of Ethics;
b)    a record of any  violation  of the Code of Ethics  and any  action taken as a result of the violation;
c)    a  copy  of  each  report  made  by an  Access  Person,  including initial, quarterly and annual reporting;
d)    a record  of all  Access  Persons  (current  and for the past five years);
e)    a record of persons responsible for reviewing reports; and
f)    a copy of any supporting  documentation  used in making  decisions regarding action taken by the Compliance Department with respect to personal securities trading.